Exhibit 99.1
Medley Capital Corporation Announces March 31, 2020 Financial Results

NEW YORK, NY (May 11, 2020) - Medley Capital Corporation (NYSE: MCC) (TASE: MCC) (the “Company”) today announced financial results for the quarter ended March 31, 2020.

Second Quarter Summary

•	Net asset value (“NAV”) of $2.60 per share

•	Net investment loss of $(0.08) per share

•	The board of directors did not declare a dividend this quarter

Portfolio Investments

The total value of our investments was $255.9 million at March 31, 2020. During the quarter ended March 31, 2020, the Company originated $6.6 million of investments and had $20.4 million of repayments and sales, resulting in net repayments and sales of $13.8 million. As of March 31, 2020, the Company had investments in securities of 44 portfolio companies with approximately 41.4% consisting of senior secured first lien investments, 9.9% consisting of senior secured second lien investments, 0.6% consisting of unsecured debt, 16.4% in MCC Senior Loan Strategy JV and 31.7% in equities / warrants. As of March 31, 2020, the weighted average yield based upon the cost basis of our income bearing portfolio investments, excluding cash and cash equivalents, was 8.7%.

Results of Operations

For the three months ended March 31, 2020, the Company reported net investment loss per share and net loss per share of $(0.08) and $(1.45), respectively, calculated based upon the weighted average shares outstanding.

For the six months ended March 31, 2020, the Company reported net investment loss per share and net loss per share of $(0.02) and $(1.37), respectively, calculated based upon the weighted average shares outstanding.

Investment Income

For the three months ended March 31, 2020, total investment income was approximately $5.3 million and consisted of $3.5 million of portfolio interest income, $1.7 million of dividend income, and $0.1 million of fee income.

For the six months ended March 31, 2020, total investment income was approximately $12.8 million and consisted of $8.9 million of portfolio interest income, $3.5 million of dividend income, and $0.4 million of fee income.

Expenses

For the three months ended March 31, 2020, total expenses were approximately $9.5 million and consisted of the following: base management fees of $1.6 million, interest and financing expenses of $4.4 million, professional fees of $0.1 million, administrator expenses of $0.6 million, directors’ fees of $0.3 million, and other general and administrative related expenses of $2.5 million.

For the six months ended March 31, 2020, total expenses were approximately $13.9 million and consisted of the following: base management fees of $3.6 million, interest and financing expenses of $9.6 million, net professional fees of $(4.3) million, administrator expenses of $1.1 million, directors’ fees of $0.6 million, and other general and administrative related expenses of $3.3 million.

Net Investment Income/Loss

For the three months ended March 31, 2020, the Company reported net investment loss of $(4.2) million, or $(0.08), on a weighted average per share basis.

For the six months ended March 31, 2020, the Company reported net investment loss of $(1.1) million, or $(0.02), on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three and six months ended March 31, 2020, the Company reported net realized losses of $(0.1) million and net unrealized depreciation of $(73.6) million and net realized losses of $(1.8) million and net unrealized depreciation of $(69.8) million, respectively.

For the three and six months ended March 31, 2019, the Company reported a loss on extinguishment of debt of $(0.9) million and $(1.8) million, respectively.

For the three and six months ended March 31, 2019, the Company reported a change in provision for deferred taxes on unrealized appreciation on investments of $(0.1) million.

Liquidity and Capital Resources

During the quarter ended March 31, 2020 the Company repaid a total of $34.9 million on its Series A Israeli Notes (the “Israeli Notes”), which consisted of its scheduled quarterly amortization payment and an additional pre-payment.

As of March 31, 2020, the Company had $74.0 million outstanding in aggregate principal amount of 6.50% unsecured notes due 2021, $77.8 million outstanding in aggregate principal amount of 6.125% unsecured notes due 2023, and $21.1 million outstanding in aggregate principal amount of the Israeli Notes.

As of March 31, 2020, the Company had a cash balance of $61.1 million.

On April 14, 2020 the Company repaid the remaining $21.1 million of Israeli Notes outstanding.

Dividend Declaration

The board of directors did not declare a dividend this quarter.

Financial Statements

Medley Capital Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	March 31, 2020	September 30, 2019
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $143,310 and $204,736, respectively)	$112,666	$189,895
Affiliated investments (amortized cost of $96,626 and $108,310, respectively)	82,277	99,540
Controlled investments (amortized cost of $156,552 and $154,601, respectively)	60,953	107,454
Total investments at fair value	255,896	396,889
Cash and cash equivalents	61,104	68,245
Restricted cash	—	16,039
Other assets	966	2,974
Interest receivable	489	1,592
Receivable for dispositions and investments sold	12	419
Fees receivable	45	109
Total assets	$318,512	$486,267

LIABILITIES
Notes payable (net of debt issuance costs of $1,843 and $5,274, respectively)	$171,173	$251,732
Accounts payable and accrued expenses	2,258	11,957
Interest and fees payable	802	2,905
Management and incentive fees payable	1,641	2,231
Administrator expenses payable	576	862
Deferred revenue	38	103
Due to affiliate	196	44
Deferred tax liability	86	—
Total liabilities	$176,770	$269,834

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 54,474,211 and 54,474,211 common shares issued and outstanding, respectively	$54	$54
Capital in excess of par value	673,533	673,533
Total distributable earnings/(loss)	(531,845)	(457,154)
Total net assets	141,742	216,433
Total liabilities and net assets	$318,512	$486,267

NET ASSET VALUE PER SHARE	$2.60	$3.97

Medley Capital Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months ended March 31		For the six months ended March 31
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$2,321	$7,510	$5,538	$15,587
Payment-in-kind	128	606	327	1,178
Affiliated investments:
Cash	190	460	399	1,212
Payment-in-kind	707	644	1,654	1,616
Controlled investments:
Cash	1	86	85	164
Payment-in-kind	5	760	501	1,789
Total interest income	3,352	10,066	8,504	21,546
Dividend income	1,663	1,992	3,500	4,091
Interest from cash and cash equivalents	154	211	372	373
Fee income	132	318	416	779
Total investment income	5,301	12,587	12,792	26,789

EXPENSES
Base management fees	1,641	3,084	3,649	6,270
Incentive fees	—	—	—	—
Interest and financing expenses	4,432	5,899	9,576	11,908
General and administrative	2,083	2,881	2,600	3,485
Administrator expenses	576	668	1,128	1,700
Insurance	357	117	655	236
Directors fees	297	376	612	669
Professional fees, net	131	10,157	(4,285)	11,357
Expenses before management and incentive fee waivers	9,517	23,182	13,935	35,625
Management fee waiver	—	—	—	—
Incentive fee waiver	—	—	—	—
Total expenses net of management and incentive fee waivers	9,517	23,182	13,935	35,625
NET INVESTMENT INCOME	(4,216)	(10,595)	(1,143)	(8,836)

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS
Net realized gain/(loss) from investments
Non-controlled/non-affiliated investments	(100)	(10,615)	(158)	(15,799)
Affiliated investments	—	—	—	—
Controlled investments	—	—	(1,687)	(51,539)
Net realized gain/(loss) from investments	(100)	(10,615)	(1,845)	(67,338)
Net unrealized appreciation/(depreciation) on investments
Non-controlled/non-affiliated investments	(19,550)	19,352	(15,802)	20,164
Affiliated investments	(15,019)	(3,079)	(5,579)	(5,474)
Controlled investments	(38,994)	(19,672)	(48,451)	26,920
Net unrealized appreciation/(depreciation) on investments	(73,563)	(3,399)	(69,832)	41,610
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	(86)	—	(86)	—
Net loss on extinguishment of debt	(895)	—	(1,784)	(123)
Net realized and unrealized gain/(loss) on investments	(74,644)	(14,014)	(73,547)	(25,851)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(78,860)	$(24,609)	$(74,690)	$(34,687)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(1.45)	$(0.45)	$(1.37)	$(0.64)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$(0.08)	$(0.19)	$(0.02)	$(0.16)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	54,474,211	54,474,211	54,474,211	54,474,211
DIVIDENDS DECLARED PER COMMON SHARE	$—	$0.05	$—	$0.15

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that has common stock which trades on the New York Stock Exchange (NYSE: MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE: MCV) and (NYSE: MCX) . Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $4.1 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) (TASE: MCC) and Sierra Income Corporation, and several private investment vehicles. Over the past 18 years, we have provided capital to over 400 companies across 35 industries in North America.1 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ).

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements, including statements regarding any potential exploration of strategic alternatives by the Company. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Forward-looking statements include, but are not limited to, the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of MCC Advisors LLC; our business prospects and the prospects of our portfolio companies; uncertainties associated with the impact from the COVID-19 pandemic, including its impact on the global and U.S. capital markets and the global and U.S. economy, the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak, and the impact of the termination of the Amended and Restated Agreement and Plan of Merger, dated as of July 29, 2019, by and between the Company and Sierra Income Corporation (“Sierra”) and the Amended and Restated Agreement and Plan of Merger, dated as of July 29, 2019, by and among Medley Management Inc., Sierra, and Sierra Management, Inc.,  on our business, financial results, ability to pay dividends and distributions, if any, to our stockholders, and stock price.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the “Risk Factors” and other sections of the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The forward-looking statements in this press release represent the Company’s views as of the date of hereof. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company does not have any current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this material.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

1 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of Medley’s funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of December 31, 2019.